STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2006

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver, BC V6C 2X8

(Address of principal executive offices and Zip Code)

604-639-3118

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 17, 2006, we announced the appointment of John D. Carlson, P.Eng. as our new president and chief executive officer effective January 16, 2006, in addition to his current roles as director of our company and chief operating officer of our wholly-owned subsidiary, Methane Energy Corp. We also appointed him to the boards of Methane Energy Corp. and our wholly-owned subsidiary, Cascadia Energy Corp.

Mr. Carlson brings to our company over 25 years experience as a registered professional petroleum engineer with work experience ranging from Amoco Canada, Sproule Associates Ltd. and several private and public oil and gas companies in Alberta. Since June 2005, Mr. Carlson has been a director of Triangle Petroleum Corporation. From February 2004 to July 2004, Mr. Carlson was president and a director of Pacific Rodera Energy Inc., a Calgary-based oil and gas exploration and development company. From September 2003 to January 2004, Mr. Carlson was vice president, operations for Pacific Rodera Energy Inc. From September 2001 to December 2003, Mr. Carlson

was president of Samson Oil and Gas Inc., a Hobbema, Alberta-based oil and gas exploration and development company and was also general manager from January 2001 to August 2001. From 1984 to 2000, Mr. Carlson was an associate and senior petroleum engineer for Sproule Associates, Ltd. Mr. Carlson received a bachelor of science degree in civil engineering from the University of Calgary in 1977.

On January 17, 2006, we also announced the appointment of Michael D. Fowler as chief financial officer and corporate secretary of our company as well as our subsidiaries, Methane and Cascadia effective January 16, 2006.

Mr. Fowler brings to our company 30 years of senior financial management experience with a variety of companies including Northwest Energy Company, Grand Valley Gas Company, First Interstate Bank of Utah, Pacific West Bank and Tatum LLC. During the most recent five years preceding his appointment, Mr. Fowler served as chief financial officer for Pacific West Bank, consultant for a number of startup technology companies and established financial services organizations, and as chief financial officer for Wellpartner, Inc., an early stage, on-line mail order pharmacy company. Additionally, Mr. Fowler has more than twelve years of public company, senior financial management experience in various segments of the energy industry. He holds a master of business administration and a bachelor of science electrical Engineering.

Mark Gustafson has stepped down as our president, chief executive officer and acting chief financial officer but remains in an active role as chairman of our company.

Our current board of directors consists of John D. Carlson, Mark Gustafson and George L. Hampton III.

Item 9.01 Financial Statements and Exhibits

99.1 News release dated January 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ John D. Carlson

John D. Carlson,

President, Chief Executive Officer and Director

Date: January 16, 2006